Exhibit 2











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                              STOCK AGREEMENT


                               by and between


                     FEDERATED DEPARTMENT STORES, INC.


                                    and


                          ZELL/CHILMARK FUND, L.P.





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                        Dated as of August 14, 1995

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                             Table of Contents


                                                                       Page
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1.   Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Prohibited Transfers  . . . . . . . . . . . . . . . . . . . .   3

2.   Representations and Warranties of Stockholder  . . . . . . . . . .   3
     2.1  Authorization, Validity and Effect of Agreement . . . . . . .   3
     2.2  No Conflict; Required Filings and Consents  . . . . . . . . .   3
     2.3  Ownership of Owned Shares . . . . . . . . . . . . . . . . . .   4
     2.4  Purchase Not for Distribution . . . . . . . . . . . . . . . .   4
     2.5  No Brokers  . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.   Representations and Warranties of Parent . . . . . . . . . . . . .   4
     3.1  Authorization, Validity and Effect of Agreement . . . . . . .   4
     3.2  No Conflict; Required Filings and Consents  . . . . . . . . .   4
     3.3  Purchase Not for Distribution . . . . . . . . . . . . . . . .   5
     3.4  No Brokers  . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.5  Issuance of Parent Common Shares  . . . . . . . . . . . . . .   5

4.   Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.1  Voting of Shares  . . . . . . . . . . . . . . . . . . . . . .   5
     4.2  No Solicitation . . . . . . . . . . . . . . . . . . . . . . .   6
     4.3  Registration Rights . . . . . . . . . . . . . . . . . . . . .   6
          (a)  Definitions  . . . . . . . . . . . . . . . . . . . . . .   6
          (b)  Securities Subject to this Section 4.3 . . . . . . . . .   8
          (c)  Piggy-Back Registration Rights . . . . . . . . . . . . .   8
          (d)  Demand Registration Rights . . . . . . . . . . . . . . .   9
          (e)  Selection of Underwriters  . . . . . . . . . . . . . . .  10
          (f)  Blackout Periods . . . . . . . . . . . . . . . . . . . .  10
          (g)  Registration Procedures  . . . . . . . . . . . . . . . .  11
          (h)  Registration Expenses  . . . . . . . . . . . . . . . . .  16
          (i)  Reports Under the Exchange Act . . . . . . . . . . . . .  16
          (j)  Indemnification; Contribution  . . . . . . . . . . . . .  16
          (k)  Participation in Underwritten Offerings  . . . . . . . .  19
     4.4  Transfer of Shares  . . . . . . . . . . . . . . . . . . . . .  19

5.   General Provisions . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.2  Assignment; Binding Effect  . . . . . . . . . . . . . . . . .  20
     5.3  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .  20
     5.4  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.5  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  21


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                         Table of Contents (Cont'd)


     5.6  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.7  Interpretation  . . . . . . . . . . . . . . . . . . . . . . .  21
     5.8  Severability  . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.9  Termination . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.10 Specific Performance  . . . . . . . . . . . . . . . . . . . .  21



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                              Stock Agreement

          Stock Agreement (this "Agreement"), dated as of August 14, 1995, by and between Federated Department Stores, Inc., a Delaware corporation ("Parent"), and Zell/Chilmark Fund, L.P., a Delaware limited partnership ("Stockholder").

                                  Recitals

          A. Parent, Nomo Company, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Broadway Stores, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), pursuant to which the parties thereto have agreed, on the terms and subject to the conditions set forth therein, to merge the Company with and into Merger Sub (the "Merger").

          B. As of the date hereof, Stockholder is the record and beneficial owner of, and has the sole right to vote and dispose of, 24,800,866 shares (the "Owned Shares") of Common Stock, par value $0.01 per share, of the Company ("Company Common Shares").

          C. As a condition to its willingness to enter into the Merger Agreement, Parent has required that simultaneously with the execution of the Merger Agreement Stockholder agree, and Stockholder is willing to agree, to the matters set forth herein.

                                1.   Option

          1.1  Option.  (a)  Stockholder hereby grants to Parent an
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irrevocable option (the "Option") to purchase, on the terms and subject to the conditions set forth herein, all of the Owned Shares, together with
(i) any additional shares of capital stock of the Company which Stockholder is or becomes entitled to receive from the Company by reason of being a record holder of the Owned Shares, (ii) any securities or other property into which any such Owned Shares shall have been or shall be converted or changed (other than Parent Common Shares (as defined below)), whether by amendment to the Certificate of Incorporation of the Company, merger, consolidation, reorganization, capital change or otherwise, (iii) any additional Company Common Shares acquired by Stockholder as the result of Stockholder exercising an option, warrant or other right to acquire shares of capital stock from the Company (all of the foregoing hereinafter collectively referred to as the "Additional Owned Shares"), and (iv) any shares of capital stock referred to in clauses (i), (ii), and (iii) above that are issued or issuable in respect of Additional Owned Shares (the Owned Shares, the Additional Owned Shares and any securities referred to in clause (iv) above hereinafter collectively referred to as the "Option Shares").

          (b) Subject to the conditions set forth in Section 1.1(f), the Option may be exercised in whole but not in part by notice given by Parent to Stockholder at any time prior to the later of (i) February 29, 1996 and
(ii) the date to which the date specified in Section 7.2(a) of the Merger Agreement may from time to time be extended (the "Outside Date").



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          (c)  In the event Parent wishes to exercise the Option, Parent first will send a written notice to Stockholder specifying a place, date (not less than two Business Days (as defined in Section 4.3(a)) nor more than 60 calendar days from the date such notice is given) and time for the closing of the purchase of the Option Shares (the "Closing").

          (d) The total price payable to Stockholder upon exercise of the Option will be the number of shares of Common Stock, par value $0.01 per share, of Parent together with the associated share purchase rights ("Parent Common Share") equal to the product of (i) the Conversion Rate (as defined in the Merger Agreement) and (ii) the number of Option Shares to be purchased upon such exercise; provided, however, that if any additional shares of capital stock of the Company or any of its Subsidiaries (as defined in the Merger Agreement) are issued by the Company or any of its Subsidiaries or any of their respective successors, other than those described in Section 3.3 to the Merger Agreement (the "Excess Shares"), the total number of Parent Common Shares payable to Stockholder for all of the Option Shares, including any Excess Shares owned beneficially or of record by Stockholder, will be the number of Parent Common Shares equal to the product of (A) the Conversion Rate and (B) the total number of Option Shares, less the total number of Excess Shares owned beneficially or of record by Stockholder.

          (e) At the Closing, Stockholder will deliver to Parent a certificate or certificates representing the Option Shares, duly endorsed for transfer or accompanied by appropriate stock powers, duly executed in blank, and Parent will issue or deliver to Stockholder a certificate representing the number of Parent Common Shares to which Stockholder is entitled pursuant to Section 1.1(d). Transfer taxes, if any, imposed as a result of the exercise of the Option and the transfer of the Parent Common Shares will be shared equally by Stockholder and Parent.

          (f) The obligations of Parent and Stockholder to consummate the purchase and sale of the Option Shares pursuant to this Section 1.1 will be subject to the fulfillment of the following conditions:

               (i) The expiration or termination of the waiting period applicable to the consummation of such transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act");

              (ii) Neither of the parties hereto shall be subject to any order of injunction of a court of competent jurisdiction which prohibits the consummation of such transactions; and

             (iii) Satisfaction of the condition set forth in Section 6.1(g) of the Merger Agreement.

Each of the parties will promptly make, and cause each of their respective affiliates to make, all such filings and take all such actions as may be reasonably required in order to permit the



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lawful exercise of the Option, as promptly as possible, including without limitation all filings and other actions contemplated by Section 1.1(f).

          1.2  Prohibited Transfers.    Stockholder will not during the
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term of the Option, except pursuant to this Agreement or the Merger
Agreement (a) sell, pledge or otherwise dispose of any Option Shares or any interest therein, (b) deposit any Option Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Option Shares or grant any proxy with respect thereto, or (c) enter into any contract, option or other arrangement or undertaking with respect to the foregoing or the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Company Common Shares or any interest therein.


             2.   Representations and Warranties of Stockholder

          Stockholder hereby represents and warrants to Parent as follows:

          2.1  Authorization, Validity and Effect of Agreement.
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Stockholder has the requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

          2.2  No Conflict; Required Filings and Consents.  (a)  The
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execution and delivery of this Agreement by Stockholder do not, and the consummation by Stockholder of the transactions contemplated hereby will not, (i) conflict with or violate the partnership agreement of Stockholder,
(ii) subject to making the filings and obtaining the approvals identified in Section 2.2(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Stockholder or by which Stockholder or any Option Shares is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any Option Shares pursuant to any contract, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any property or asset of Stockholder is bound or affected.

          (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement and the consummation by Stockholder of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) the notification requirements under the HSR Act.



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          2.3  Ownership of Owned Shares.  Stockholder is the sole record
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and beneficial owner of the Owned Shares, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options (other than the Option), proxies, stockholder agreements or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Owned Shares or any interest therein) except pursuant to this Agreement. The Owned Shares constitute all of the Company Common Shares owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange
Act) by Stockholder.

          2.4  Purchase Not for Distribution.  The Parent Common Shares to
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be acquired upon exercise of the Option will be so acquired without a view to the public distribution thereof and such shares will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable state securities laws.

          2.5  No Brokers.  Stockholder has not entered into any contract,
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arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

               3.   Representations and Warranties of Parent

          Parent hereby represents and warrants to Stockholder as follows:

          3.1  Authorization, Validity and Effect of Agreement.  Parent has
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the requisite corporate power and authority to execute and deliver this agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          3.2  No Conflict; Required Filings and Consents.    (a)  The
               ------------------------------------------
execution and delivery of this Agreement by Parent do not, and the consummation by Parent and of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or by-laws of Parent, (ii) subject to making the filings and obtaining the approvals identified in Section 3.2(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which any property or asset of Parent is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in
Schedule 4.3(a) of the Merger Agreement, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent pursuant to, any contract, agreement or other instrument or obligation to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected.



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          (b)  The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation by Parent of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable requirements, if any, of the Exchange Act and (ii) the notification requirements under the HSR Act.

          3.3  Purchase Not for Distribution.  The Option and the
               -----------------------------
securities to be acquired upon exercise of the Option (the "Acquired Shares") are and will be acquired by Parent without a view to the public distribution thereof and neither this Option nor any Acquired Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act and in compliance with applicable state securities laws.

          3.4  No Brokers.  Parent has not entered into any contract,
               ----------
arrangement or understanding with any person or firm which may result in the obligation of Stockholder to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          3.5  Issuance of Parent Common Shares.  The Parent Common Shares
               --------------------------------
to be paid to Stockholder upon exercise of the Option pursuant to this Agreement will, when issued in accordance with this Agreement, be duly authorized, validly issue, fully paid and nonassessable.


                           4.   Certain Covenants

          4.1  Voting of Shares.  (a)  Stockholder will, with respect to
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(i) all Owned Shares and (ii) any other Option Shares that it owns of record or beneficially on the record date for voting at the meeting of stockholders called to consider and vote upon the Merger (the "Stockholder Meeting"), vote or cause to be voted such Option Shares (or execute or cause to be executed written consents with respect to such Option Shares)
(A) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement,
(B) against any Alternative Proposal (as defined in the Merger Agreement), and (C) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at the Stockholder Meeting. Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

          (b) Following the acquisition of the Option Shares by Parent upon the exercise of the Option, Parent will, with respect to the Option Shares that it owns of record or beneficially on the record date for the Stockholder Meeting, vote or cause to be voted such Option Shares (or execute or cause to be executed written consents with respect to such Option Shares) (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any



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Alternative Proposal, and (iii) in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at the Stockholder Meeting.

          4.2  No Solicitation.  Prior to the Effective Time (as defined in
               ---------------
the Merger Agreement), (a) Stockholder will not, and will cause its officers, directors and employees, in their capacities as such, and its agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Alternative Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal, and (b) Stockholder will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

          4.3  Registration Rights.  (a)  Definitions.  For purposes of
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this Section 4.3, the following terms will have the following meanings:


          "Blackout Period" means a Section 4.3(f)(i) Period or a Section 4.3(f)(ii) Period.

          "Business Day" means a day, other than a Saturday or Sunday, on which banking institutions and securities exchanges in New York, New York are required to be open.

          "Counsel to Stockholder" means the single law firm reasonably acceptable to Parent from time to time representing Stockholder.

          "Effective Period" means a period commencing on the date of this Agreement and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the date on which such Stockholder may sell Registrable Securities in accordance with Rule 145(d)(3) under the Securities Act.

          "Inspectors" has the meaning specified in Section 4.3(g)(xii).

          "NASD" means the National Association of Securities Dealers, Inc.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Records" has the meaning specified in Section 4.3(g)(xii).



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          "Registrable Securities" means Parent Common Shares acquired by
Stockholder upon the exercise of the Option.

          "Registration Expenses" means any and all reasonable expenses incident to performance of or compliance with this Agreement, including without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 4.3(g)(viii), (v) the fees and disbursements of counsel for Parent and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by Parent in connection with the requested registration, and (vii) out-of-pocket expenses of underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding underwriting discounts, commissions and transfer taxes, if any, fees and expenses of Counsel to Stockholder and all the fees and expenses of Stockholder incident to its offering or sale of Registerable Securities.

          "Registration Hold Period" means a Section 4.3(g)(v) Period or a
Section 4.3(g)(xiii) Period.

          "Registration Statement" means any registration statement of Parent referred to in Sections 4.3(c) or (d), including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

          "Related Securities" means any securities of Parent similar or identical to any of the Registrable Securities, including without limitation Parent Common Shares and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Parent Common Shares.

          "SEC" means the Securities and Exchange Commission.

          "Section 4.3(f)(i) Period" has the meaning specified in Section 4.3(f)(i).

          "Section 4.3(f)(ii) Period" has the meaning specified in Section 4.3(f)(ii).

          "Section 4.3(g)(v) Period" has the meaning specified in Section 4.3(g)(v).

          "Section 4.3(g)(xiii) Period" has the meaning specified in
Section 4.3(g)(xiii).

          "Shelf Registration" means a registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).



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          "underwritten registration" or "underwritten offering" means an underwritten offering in which securities of Parent are sold to an underwriter for reoffering to the public.

          (b)  Securities Subject to this Section 4.3.  The securities
               --------------------------------------
entitled to the benefits of this Section 4.3 are the Registrable Securities. For the purposes of this Section 4.3, Registrable Securities will cease to be Registrable Securities when and to the extent that (i) a Registration Statement covering Registrable Securities has been declared effective under the Securities Act and Registrable Securities have been disposed of pursuant to such effective Registration Statement or three years has passed since such Registration Statement was declared effective,
(ii) Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or
(iii) Registrable Securities have ceased to be outstanding.

          (c)  Piggy-Back Registration Rights.   (i)  Whenever during the
               ------------------------------
Effective Period Parent proposes to file a registration statement under the Securities Act relating to the public offering of Parent Common Shares for cash pursuant to a firm commitment underwritten offering (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of Parent), Parent will (A) give written notice at least 15 Business Days prior to the filing thereof to Stockholder, specifying the approximate date on which Parent proposes to file such registration statement and advising Stockholder of its right to have any or all of the Registrable Securities then held by Stockholder included among the securities to be covered thereby, and (B) at the written request of Stockholder given to Parent at least five Business Days prior to the proposed filing date, include among the securities covered by such registration statement the number of Registrable Securities which Stockholder shall have requested be so included (subject, however, to reduction in accordance with paragraph (ii) of this Section). Parent will use commercially reasonable efforts to cause the managing underwriter of the proposed underwritten offering to permit the Registrable Securities so requested to be included in the Registration Statement for such offering to be included in such offering on the same terms and conditions as any similar securities of Parent included therein.

         (ii) In the event Stockholder desires to participate in an offering pursuant to Section 4.3(c)(i), Stockholder may include Registrable Securities in any Registration Statement relating to such offering to the extent that the inclusion of such Registrable Shares will not reduce the number of shares of Parent Common Shares to be offered and sold by Parent or any other person pursuant thereto. If the lead managing underwriter selected by Parent for an underwritten offering pursuant to Section 4.3(c)(i) determines that marketing factors require a limitation on the number of Parent Common Shares to be offered and sold by the stockholders of Parent in such offering, there will be included in the offering only that number of Parent Common Shares, if any, that such lead managing underwriter determines will not jeopardize the success of the offering of all the Parent Common Shares that Parent desires to sell for its own account. In such event and provided the managing underwriter has so notified Parent in writing, the number of shares of Parent Common Shares to be offered and sold by stockholders of Parent, including Stockholder, desiring to participate in such



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offering will be allocated among such holders of the Parent Common Shares
(subject to any written agreements between two or more holders requiring a different priority).

        (iii) Nothing in this Section 4.3(c) will create any liability on the part of Parent to Stockholder if Parent for any reason should decide not to file a registration statement proposed to be filed under Section 4.3(c)(i) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Stockholder may have taken, whether as a result of the issuance by Parent of any notice hereunder or otherwise.

         (iv) A request by Stockholder to include Registrable Securities in a proposed underwritten offering pursuant to Section 4.3(c)(i) will not be deemed to be a request for a demand registration pursuant to
Section 4.3(d).

          (d)  Demand Registration Rights.  (i)  Upon the written request
               --------------------------
by Stockholder during the Effective Period that Parent effect the registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of Stockholder's Registrable Securities (which written request will specify the aggregate number of shares of Registrable Securities requested to be registered and the means of distribution), Parent will file a Registration Statement covering Stockholder's Registrable Securities requested to be registered within 20 Business Days after receipt of such request; provided, however, that Parent will not be required to take any action pursuant to this Section 4.3(d):

               (A) if prior to the date of such request Parent shall have effected one registration pursuant to this Section 4.3(d);

               (B)  if Parent has effected a registration pursuant to
     Section 4.3(c) within the 180-day period next preceding such request which permitted Stockholder to register Registrable Securities;

               (C) if Parent shall at the time have effective a Shelf Registration pursuant to which Stockholder could effect the disposition of Stockholder's Registrable Securities in the manner requested;

               (D) if the Registrable Securities which Parent shall have been requested to register shall have a then-current market value of less than $50,000,000, unless such registration request is for all remaining Registrable Securities; or

               (E)  during the pendency of any Blackout Period;

provided further, however, that Parent will be permitted to satisfy its obligations under this Section 4.3(d)(i) by amending (to the extent permitted by applicable law) any registration statement previously filed by Parent under the Securities Act so that such registration statement (as amended) will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this
Section 4.3(d)(i). If Parent so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of this Section 4.3(d).

         (ii) Stockholder may distribute the Registrable Securities covered by such request by means of an underwritten offering or any other lawful means, as determined by Stockholder.

        (iii) A registration requested pursuant to this Section 4.3(d) will not be deemed to be effected for purposes of this Section 4.3(d) if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

         (iv) Stockholder may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to Parent revoking such request. In such event, Stockholder will reimburse Parent for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (A) Parent's failure to comply in any material respect with its obligations hereunder or (B) the occurrence of a Blackout Period, such reimbursement will not be required.

          (v) Parent will not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 4 without the prior written consent of Stockholder.

          (e)  Selection of Underwriters. In connection with any
               -------------------------
underwritten offering pursuant to a Registration Statement filed pursuant to a demand made under Section 4.3(d), Stockholder will have the right to select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be reasonably satisfactory to Parent.

          (f)  Blackout Periods.   (i)  If (A) during the Effective Period,
               ----------------
Parent files or proposes to file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Securities Act, an employee stock option, stock purchase, dividend reinvestment plan or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities
Act) with respect to any securities of Parent, and (B) with reasonable prior notice, (1) Parent (in the case of a non-underwritten offering pursuant to such registration statement) advises Stockholder in writing that a sale or distribution of Registrable Securities would adversely affect such offering or (2) the managing underwriter or underwriters (in the case of an underwritten offering) advise Parent in writing (in which case Parent will notify Stockholder), that a sale or distribution of Registrable Securities would adversely affect such offering, then Parent will not be obligated to effect the initial filing of a Registration Statement pursuant to Section 4.3(d) during the period commencing on the date that is 30 calendar days prior to the date Parent in good faith estimates (as certified in writing by an officer of Parent to Stockholder following a request for registration pursuant to Section 4.3(d)(i)) will be the date of the filing of, and ending on the date which is 120 calendar days following the effective date of, such registration statement (a "Section 4.3(f)(i) Period").

         (ii) If Parent determines in good faith that the registration and distribution of Registrable Securities (A) would materially impede, delay or interfere with any pending financing (other than a financing of the type described in Section 4.3(f)(i)), acquisition, corporate reorganization or other significant transaction involving Parent or (B) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect Parent, and, in the case of clause
(B), Parent is concurrently forbidding purchases or sales in the open market by senior executives of Parent, Parent will promptly give the stockholder written notice of such determination and will be entitled to postpone the filing or effectiveness of a Registration Statement for a reasonable period of time not to exceed 120 calendar days (a "Section 4.3(f)(ii) Period"); provided, however, that in connection therewith Parent will be required to deliver to Counsel to Stockholder (as identified at such time to the Company) a general statement, signed by an officer of Parent, describing in reasonable detail the reasons for such postponement or restriction on use and an estimate of the anticipated delay. Parent will promptly notify Stockholder of the expiration or earlier termination of a Section 4.3(f)(ii) Period.

        (iii) Notwithstanding anything in this Section 4.3(f) to the contrary, (A) the beginning of any Blackout Period will be at least 120 calendar days after the end of the prior Blackout Period, and (B) the aggregate number of days included in all Blackout Periods and all Registration Hold Periods during any consecutive 12-month period during the Effective Period will not exceed 180 calendar days.

          (g)  Registration Procedures.  If and whenever Parent is required
               -----------------------
to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Parent will, as expeditiously as possible:

               (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which Parent then qualifies or which counsel for Parent deems appropriate, and which form is available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof (including, if so requested by Stockholder, distributions under Rule 415 under the Securities Act pursuant to a Shelf Registration Statement), and use commercially reasonable efforts to cause such Registration Statement to become and remain effective;

              (ii) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by Parent or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective for up to 90 calendar days, in the case of an underwritten offering, or 180 calendar days, in any other case (or longer period in the event of a Registration Hold Period during such 90 or 180 calendar days, as provided in this
     Section 4.3(g)) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (A) such 90th or 180th calendar day (or longer period) and (B) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities; provided that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, Parent will furnish to Stockholder, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed and will not file any such documents to which any of them reasonably object prior to the filing thereof;

             (iii) furnish to Stockholder such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), any Prospectus or Prospectus supplement and such other documents as Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities by Stockholder (Parent hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 4.3(g)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

              (iv) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as Stockholder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by Stockholder, except that Parent will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4.3(g)(iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

               (v) notify Stockholder at any time when a Prospectus relating to any such Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.3(g)(ii) of Parent's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the period during which Stockholder is required to refrain from effective public sales or distributions in such case being referred to as a "Section 4.3(g)(v) Period"), and prepare and furnish to Stockholder a reasonable number of copies of an amendment to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the time during which such Registration Statement shall remain effective pursuant to Section 4.3(g)(ii) will be extended by the number of days in the Section 4.3(g)(v) Period;

              (vi)  notify Stockholder at any time,

                    (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                    (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                    (C) of the issuance by the SEC of any stop order of which Parent or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purposes;

                    (D)  of the receipt by Parent of any written
          notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction of the initiation or any threats of any proceeding for that purpose; and

                    (E) if at any time the representations and warranties of Parent contemplated by Section 4.3(g)(ix)(A) cease to be true and correct in any material respect;

             (vii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to Stockholder an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that Parent will be deemed to have complied with this Section 4.3(g)(vii) if it has satisfied the provisions of Rule 158 under the Securities Act;

            (viii) use commercially reasonable efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the Parent Common Shares is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

              (ix) enter into agreements (including underwriting agreements) and take all other appropriate and reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                    (A) make such representations and warranties to Stockholder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                    (B) obtain opinions of counsel to Parent thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters, if any, and Stockholder) addressed to Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by Stockholder and the managing underwriter, if any;

                    (C) obtain "cold comfort" letters and bring-downs thereof from Parent's independent certified public accountants addressed to Stockholder and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings;

                    (D) if requested, provide indemnification in accordance with the provisions and procedures of Section 4.3(j) to all parties to be indemnified pursuant to said Section; and

                    (E) deliver such documents and certificates as may be reasonably requested by Stockholder and the managing underwriters, if any, to evidence compliance with Section 4.3(g)(vi) and with any customary conditions contained in the underwriting agreement or other agreement entered into by Parent.

               (x) cooperate with Stockholder and the managing underwriter or underwriters or agents, if any, to facilitate, to the extent commercially reasonable under the circumstances, the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or Stockholder may request;

              (xi) if reasonably requested by the managing underwriter or underwriters or Stockholder, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and Stockholder agree should be included therein relating to the plan of distribution with respect to such

     Registrable Securities, including without limitation information with respect to the purchase price being paid by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

             (xii) provide Stockholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Stockholder or underwriter (collectively, the "Inspectors") reasonable access to appropriate officers of Parent and Parent's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of Parent and its subsidiaries and affiliates (collectively, the "Records") as may be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that Parent determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential will not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to Parent but in any event permitting disclosure by an Inspector if (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement or (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that any decision regarding the disclosure of information pursuant to clause (A) may be made only after consultation with counsel for the applicable Inspectors. Stockholder agrees that it will promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to Parent and allow Parent, at Parent's expense, to undertake appropriate action to prevent disclosure of such Records; and

            (xiii) in the event of the issuance of any stop order of which Parent or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, Parent will use commercially reasonable efforts promptly to obtain its withdrawal; and the period for which the Registration Statement will be kept effective will be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop orders (a "Section 4.3(g)(xiii) Period").

Parent may require Stockholder to furnish Parent with such information regarding Stockholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Parent may from time to time reasonably request in writing. Upon receipt of any notice from Parent of the happening of any event of the kind described in
Section 4.3(g)(v), Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable

Securities until Stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.3(g)(v), and, if so directed by Parent, Stockholder will deliver to Parent (at Parent's expense) all copies, other than permanent file copies then in Stockholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (h)  Registration Expenses.  Parent will pay all Registration
               ---------------------
Expenses in connection with all registrations of Registrable Securities pursuant to Sections 4.3(c) and (d) upon the written request of Stockholder, and Stockholder will pay (A) any fees or disbursements of Counsel to Stockholder and (B) all underwriting discounts and commissions and transfer taxes, if any, and other fees, costs and expenses of Stockholder relating to the sale or disposition of Stockholder's Registrable Securities pursuant to the Registration Statement.

          (i)  Reports Under the Exchange Act.  Parent will:
               ------------------------------

               (i) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act; and

              (ii) furnish to Stockholder, during the Effective Period, forthwith upon request (A) a written statement by Parent that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent.

          (j)  Indemnification; Contribution.  (i)  Indemnification by
               -----------------------------
Parent. Parent will indemnify and hold harmless Stockholder, its officers, directors, agents, trustees, general partners and each person who controls Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (A) any violation by Parent (or its officers, directors or controlling persons) of any federal or state law, rule or regulation applicable to Parent and relating to any action required or inaction by Parent (or such other person) in connection with or relating to any Registration Statement, (B) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, or (C) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to Parent by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, Parent will indemnify the underwriters thereof, their officers, directors, agents, trustees, general partners, and each person who controls such underwriters (within the meaning of Section 15 of the Securities

Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of Stockholder. Notwithstanding the foregoing provisions of this Section 4.3(j)(i), Parent will not be liable to Stockholder (or any officer, director, agent, trustee or controlling person thereof), any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls Stockholder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 4.3(j)(i) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of Stockholder's or such other person's failure to send or deliver a copy of the final Prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such person if such statement or omission was corrected in such final Prospectus and Parent had previously furnished copies thereof to Stockholder or such other person in accordance with this Agreement.

         (ii) Indemnification by Stockholder. In connection with the Registration Statement, Stockholder will furnish to Parent in writing such information, including the name and address of, and the amount of Registrable Securities held by, Stockholder, as Parent reasonably requests for use in such Registration Statement or the related Prospectus and will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.3(j)(i)) Parent or any underwriter, as the case may be, and any of their respective affiliates, directors, officers, agents, trustees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses resulting from (A) any violation by Stockholder (or its officers, directors, agents, trustees or controlling persons) of any federal or state law, rule or regulation relating to action required of or inaction by Stockholder (or such other person) in connection with its offer and sale of Registrable Securities and (B) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to Stockholder furnished in writing to Parent by Stockholder or its counsel specifically for inclusion therein.

        (iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification will not affect the obligations of the indemnifying party pursuant to this Section 4.3(j) except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party will be obligated to pay the reasonable fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, may, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement (which consent will not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this Section 4.3(j). No indemnified party may consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party (which consent will not be unreasonably withheld).

         (iv) Contribution. If the indemnification from the indemnifying party provided for in this Section 4.3(j) is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 4.3(j)(iii), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.3(j)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 4.3(j)(iv), no underwriter will be required to contribute any amount in excess of the underwriting discount or commission applicable to the Registrable Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Stockholder's obligation to contribute is several in the proportion that the proceeds of the offering received by Stockholder bears to the total proceeds of the offering, and not joint. If indemnification is available under this
Section 4.3(j)(iv), the indemnifying parties will indemnify each indemnified party to the full extent provided in Section 4.3(j)(i) or 4.3(j)(ii), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 4.3(j)(iv).

          (v) Certain Limitations. In no event will Stockholder be liable or required to contribute any amount under this Section 4.3(j) or otherwise in respect of any untrue or alleged untrue statement or omission or alleged omission for amounts in excess of the amount by which the total price at which the Registrable Securities of Stockholder were offered to the public exceeds the amount of any damages which Stockholder has otherwise been required to pay by reason of such untrue statement or omission.

         (vi) Nonexclusivity. The provisions of this Section 4.3(j) will be in addition to any liability which any indemnifying party may have to any indemnified party and will survive the termination of this Agreement.

          (k)  Participation in Underwritten Offerings.  Stockholder may
               ---------------------------------------
not participate in any underwritten offering pursuant to Section 4.3(c) hereunder unless Stockholder (i) agrees to sell Stockholder's Registrable Securities on the basis provided in any underwriting arrangements approved by Parent in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          4.4  Transfer of Shares.  Prior to the Effective Time or, if
               ------------------
earlier, the termination of the Merger Agreement in accordance with its terms, Stockholder will not directly or indirectly, through any affiliate or associate, sell, assign, transfer, pledge or otherwise dispose of or acquire, or enter into any put, call or other contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of any Parent Common Shares. For 90 calendar days beginning on the date of the Effective Time, Stockholder will not directly or indirectly, through any affiliate or associate, sell, assign, transfer, pledge or otherwise dispose of (including make any distribution to its limited partners) or acquire, or enter into any put, call or other contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of, any Parent Common Shares.

                          5.   General Provisions

          5.1  Notices.  Any notice required to be given hereunder will be
               -------
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

If to Parent or Merger Sub:                      If to Stockholder:


Federated Department Stores, Inc.                Zell/Chilmark Fund, L.P.
7 W. Seventh Street                              Two North Riverside Plaza
Cincinnati, Ohio  45202                          Suite 1500
Attention:  Dennis J. Broderick                  Chicago, IL  60606
         General Counsel                         Attention: David M. Schulte
Fax No.:  513/579-7354                           Fax No.:  (312)  984-0317

With copies to:                                  With copies to:

Jones, Day, Reavis & Pogue                       Rosenberg & Liebentritt, P. C.
599 Lexington Avenue                             Two North Riverside Plaza
New York, New York  10022                        Suite 1600
Attention:  Robert A. Profusek, Esq.             Chicago, Illinois 60606
Fax No.:  212/755-7306                           Attention:  Sheli Z. Rosenberg
                                                 Fax No.: (312)  454-0531

or to such other address as any party shall specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          5.2  Assignment; Binding Effect.  Neither this Agreement nor any
               --------------------------
of the rights, interests or obligations hereunder may be assigned or delegated by either of the parties hereto (whether by operation of law or otherwise). This Agreement will be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or will confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          5.3  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto.

          5.4  Governing Law.  This Agreement will be governed by and
               -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.



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



          5.5  Counterparts.  This Agreement may be executed by the parties
               ------------
hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than both, but together signed by both of the parties hereto.

          5.6  Headings.  Headings of the Articles and Sections of this
               --------
Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

          5.7  Interpretation.  In this Agreement, unless the context
               --------------
otherwise requires, words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural persons will include corporations and partnerships and vice versa.

          5.8  Severability.  If any term or other provision of this
               ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          5.9  Termination.  If Parent has not theretofore purchased the
               -----------
Option Shares pursuant to the Option or not then given notice of its desire to exercise the Option pursuant to Section 1.1(c), this Agreement will terminate automatically immediately upon the earlier to occur of (a) the Outside Date and (b) the termination of the Merger Agreement pursuant to
Section 7.1, 7.2(a), 7.2(b), 7.3(c) or 7.4 thereof. In addition if Parent fails to exercise the Option to purchase Parent Common Shares within 60 calendar days after giving notice that it wishes to do so, this Agreement will terminate automatically.

          5.10 Specific Performance.  The parties hereto agree that
               --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.



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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             FEDERATED DEPARTMENT STORES,
                                             INC.


                                             By: /s/ Ronald W. Tysoe
                                                   ------------------------
                                                Name: Ronald W. Tysoe
                                                      ---------------------
                                                Title: Vice Chairman
                                                       --------------------


                                             Zell/Chilmark Fund, L.P.

                                             By:  ZC Limited Partnership,
                                                   general partner

                                             By:  ZC Partnership,
                                                   general partner

                                             By:  CZ Inc., a partner

                                             By:  /s/ David M. Schulte
                                                  --------------------------
                                                  David M. Schulte, President



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